UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 11, 2013 (April 10, 2013)

Augme Technologies, Inc.

(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or otherjurisdiction ofincorporation)	(CommissionFileNo.)	(IRS EmployerIdentificationNo.)

350 7th Avenue, 2nd Floor

New York, New York 10001

(Address of Principal Executive Offices)

(855) 423-5433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.            OTHER EVENTS

On April 10, 2013 Augme Technologies, Inc. ("Augme") entered into a settlement with Gannett Co., Inc. (“Gannett”), pursuant to which Augme and Gannett have settled the lawsuit brought by Augme against Gannett, namely Civil Action No. 11-cv-05193 in the Southern District of New York (the “Lawsuit”).

Pursuant to the settlement, (a) Augme has granted Gannett a paid-up license in all patents owned by Augme with a priority date on or before April 10, 2013 for the life of those patents, (b) Augme has covenanted not to sue Gannett for infringement under such patents, (c) Augme and Gannett will dismiss the Lawsuit as to each other with prejudice with each side to bear its own costs, (d) Augme and Gannett have released each other as to the subject matter of the Lawsuit with Gannett disclaiming any admission of infringement, and (e) Gannett will pay Augme a lump sum payment of $150,000 no later than 5 business days following the dismissal of the Lawsuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Augme Technologies, Inc. (Registrant)

Date: April 11, 2013	By	/s/ Ivan Braiker
Ivan Braiker
Chief Executive Officer